EXHIBIT 23(B)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Fleet Financial Group, Inc. of our report dated February 20, 1995 relating to the consolidated financial statements of Shawmut National Corporation, which appears in the Current Report on Form 8-K of Fleet Financial Group, Inc. dated April 13, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                             /s/ Price Waterhouse LLP


Hartford, Connecticut
October 23, 1995